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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                ________________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               Visual Frontier, Inc.
                               ---------------------
             (Exact Name of Registrant as Specified in its Charter)

     Delaware                                        333-0883404
     --------                                        ----------
(State  of  Incorporation  or  Organization)    (I.R.S. Employer
                                                 Identification  No.)
7F, No. 50 MIN CHIUAN ROAD
SHIN - DIEN CITY
TAIPEI HSIEN, TAIWAN, R.O.C.                              N/A
     --------------------                                -----
(Address  of  Principal  Executive  Offices)         (Zip  Code)

If  this  form  relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If  this  form  relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities  Act  registration  statement file number to which this form relates:
                                                 _______________
                                                 (If  applicable)

Securities  to  be  registered  pursuant  to  Section  12(b)  of  the  Act:

Title  of  each  class                    Name  of  Each  Exchange  on  Which
to  be  so  registered                    Each  Class  is  to  be  Registered
----------------------                    -----------------------------------
None

Securities  to  be  registered  pursuant  to  Section  12(g)  of  the  Act:

                    Common Stock, par value $0.0001 per share
                    ---------------------------------------
                                (Title of class)


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Item  1.  Description  of  Registrant's  Securities  to  be  Registered.
------------------------------------------------------------------------

The authorized common stock of the registrant consists of 50,000,000 shares, par value $0.0001 per share. The holders of common stock are entitled to one vote per share on all matters to be voted on by shareholders. The holders of common stock are entitled to receive dividends when, as and if declared by the Board of Directors. The approval of proposals submitted to shareholders at a meeting requires a favorable vote of the majority of shares voting. The holders of common stock have no preemptive, subscription, redemption, or conversion rights, and there are no sinking fund provisions with respect to the common stock.


Item  2.  Exhibits.
------------------

3(i) Certificate of Incorporated *
3(i) (a) Amendment to Certificate of Incorporated**
3(ii) BY Laws *


* Incorporated by Reference to the same Exhibit number to the Registration Statement on Form SB-2 filed August 8, 2001.

** Incorporated by Reference to the Definitive Information Statement filed on March 17, 2003.


                                        2
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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         VISUAL FRONTIER,  INC.

                                         By: /s/ Moreal CHU
                                            ------------------------------
                                            MOREAL CHU,
                                            PRESIDENT AND GENERAL MANAGER.
Date:  June 6, 2003



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